SETTLEMENT  AGREEMENT  AND  GENERAL  MUTUAL  RELEASE

     This Settlement Agreement ("Settlement") is entered into as of this 6th day of August, 1999, by and between STARTRONIX INTERNATIONAL, INC., a Delaware corporation (hereinafter referred to as "StarTronix" or the "Company"), and SHALOM LIEBENTHAL, an individual (hereinafter referred to as "Liebenthal"). Each of StarTronix and Liebenthal shall be referred to as a "Party" and collectively as the "Parties").

                                 RECITALS

     A. WHEREAS, Liebenthal is the holder of an aggregate of 15,000 shares of StarTronix Series C Preferred Stock, represented by Series C Preferred Stock Certificate No. 1032, which he acquired on or about September 10, 1996 for the sum of $150,000;

     B. WHEREAS, the holders of StarTronix Series C Preferred Stock are entitled to certain dividends, penalties, interest, and other payments from time to time, and are entitled to convert the outstanding face value of their securities into common stock of StarTronix according to a pre-determined formula;

     C. WHEREAS, a dispute (the "Dispute") has arisen between StarTronix and Liebenthal with respect to the amount of dividends, fines, penalties, and interest owed to Liebenthal, and the method by which Liebenthal may convert said amounts;

D. The Parties desire, pursuant to the terms of this Settlement, to settle the Dispute and all disputes between StarTronix and Liebenthal with respect to the StarTronix Series C Preferred Stock.

     NOW, THEREFORE, for good and adequate consideration, the receipt of which is hereby acknowledged, without admitting or denying any wrongdoing by any Party hereto, the Parties covenant, promise and agree as follows:

                                    AGREEMENT

     1.     Obligations  of  StarTronix.  As a material term of this Settlement,
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StarTronix  agrees  to  the  following:

A. Face Value of StarTronix Series C Preferred Stock. StarTronix hereby acknowledges and agrees that the outstanding face value of the StarTronix Series C Preferred Stock held by Liebenthal shall be the sum of Two Hundred Sixty Two Thousand Five Hundred Dollars ($262,500), which consists of the original purchase price paid for the shares (the sum of $150,0000)(the "Original Principal"), plus the sum of One Hundred Twelve Thousand Five Hundred Dollars ($112,500) in dividends, fines, penalties, and interest (the "Penalty Principal").


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B.     Conversion of Face Value.  StarTronix hereby acknowledges and agrees that upon execution of this Agreement, Liebenthal will be deemed to have converted the entire face value of the Series C Preferred Stock into an aggregate of One Million Two Hundred Fifty Thousand (1,250,000) shares of StarTronix common stock (the "Conversion Shares"). StarTronix shall deliver the Conversion Shares to Liebenthal, or his assigns, on the date of execution of this Settlement.

C. The Conversion Shares shall be issued without registration under the Securities Act of 1933, as amended (the "Act") pursuant to the exemption from registration set forth in Rules 901 to 904, inclusive, promulgated under the Act ("Regulation S") and subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, and shall bear no restrictive legend.

D. StarTronix agrees that it will not enter into a settlement agreement with any other holders of Series C Preferred Stock on terms any more advantageous to the holder thereof than the terms of this Agreement. Further, StarTronix will require that, as a material term of any settlement agreement with any other holders of Series C Preferred Stock, that the holders thereof will not sell any shares of StarTronix common stock received in the settlement until such time as Liebenthal has received a minimum of $175,000 is gross receipts from the sale of the Conversion Shares.

E. Release. Except as set forth above, effective on the date of this Settlement, StarTronix shall release and discharge Liebenthal, his affiliates, divisions, predecessors, successors and assigns, and each and all of his present and former agents, officers, directors, attorneys, and employees, from and against any and all claims, agreements, contracts, covenants, representations, obligations, losses, liabilities, demands and causes of action which StarTronix may now or hereafter have or claim to have against Liebenthal arising out of or pertaining to the subject matter of the Dispute. This release of claims and defenses shall not alter the prospective duties between the parties under this Settlement.

     2.     Obligations  of  Liebenthal.
            ---------------------------

A. Waiver of Dividends, Penalties, Fines and Interest. Liebenthal hereby acknowledges and agrees that the entire Original Principal and Penalty Principal is as set forth in Section 1A hereof. Liebenthal hereby irrevocably and forever waives whatever rights he may now have or which may arise in the future to dividends, fines, penalties, and/or interest accruing in accordance with the terms of the StarTronix Series C Preferred Stock Certificate of Designation, as amended, and any stock purchase agreement or subscription agreement entered into by StarTronix and Liebenthal.

B. Release. Except as set forth above, effective on the date of this Settlement, Liebenthal shall release and discharge StarTronix, their affiliates, divisions, predecessors, successors and assigns, and each and all of their present and former agents, officers, directors, attorneys, and employees, from and against any and all claims, agreements, contracts, covenants, representations, obligations, losses, liabilities, demands and causes of action which Liebenthal may now or hereafter have or claim to have against StarTronix arising out of or pertaining to the subject matter of the Dispute. This release of claims and defenses shall not alter the prospective duties between the parties under this Settlement.

     3.     Confidentiality.  Each  Party  hereto  will  hold and will cause its
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agents,  officers,  directors, attorneys, employees, consultants and advisors to hold in strict confidence, unless compelled to disclose by judicial or administrative process or, in the opinion of its counsel, by other requirements of law, all documents and information concerning any other Party furnished it by such other Party or its representatives in connection with the subject matter of the Dispute (except to the extent that such information can be shown to have been (i) previously known by the Party to which it was furnished, (ii) in the public domain through no fault of such Party, or (iii) later lawfully acquired from other sources by the Party to which it was furnished), and each Party will not release or disclose such information to any other person, except its auditors, attorneys, financial advisors, bankers and other consultants and advisors in connection with this Settlement. Each Party shall be deemed to have satisfied its obligation to hold confidential information concerning or supplied by the other Party if it exercises the same care as it takes to preserve confidentiality for its own similar information.

     4.     No Representations.  Each Party acknowledges and represents that, in
            ------------------
executing this Settlement, such Party has not relied on any inducements, promises, or representations made by any Party or any party representing or serving such Party, unless expressly set forth herein.

     5.     Disputed  Claim.  This  Settlement  pertains to a disputed claim and
            ---------------
does  not  constitute  an  admission  of liability by any Party for any purpose.

     6.     Covenant  Re:  Assignment.  The  Parties  hereto,  and each of them,
            -------------------------
represent and warrant to each other that each is the sole and lawful owner of all right, title and interest in and to every claim and other matter which each purports to release herein, and that they have not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm, association, corporation or other entity, any right, title or interest in any such claim or other matter. In the event that such representation is false, and any such claim or matter is asserted against any Party hereto (and/or the successor of such Party) by any Party or entity who is the assignee or transferee of such claim or matter shall fully indemnify, defend and hold harmless the Party against who such claim or matter is asserted (and its successors) from and against such claim or matter and from all actual costs, fees, expenses, liabilities, and damages which that Party (and/or its successors) incurs as a result of the assertion of such claim or matter.


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     7.     Survival  of  Warranties.  The  representations  and  warranties
            ------------------------
contained  in this Settlement are deemed to and do survive the execution hereof.

     8.     Modifications.  This  Settlement  may  not  be  amended,  canceled,
            -------------
revoked or otherwise modified except by written agreement subscribed by all of the Parties to be charged with such modification.

     9.     Settlement  Binding on Successors.  This Settlement shall be binding
            ---------------------------------
upon and shall inure to the benefit of the Parties hereto and their respective partners, employees, agents, servants, heirs, administrators, executors, successors, representatives and assigns.

     10.     Attorney's  Fees.  All  Parties hereto agree to pay their own costs
             ----------------
and  attorneys'  fees  except  as  follows:

     (a) In the event of any action, suit or other proceeding instituted to remedy, prevent or obtain relief from a breach of this Settlement, arising out of a breach of this Settlement, involving claims within the scope of the releases contained in this Settlement, or pertaining to a declaration of rights under this Settlement, the prevailing Party shall recover all of such Party's attorneys' fees and costs incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions therefrom.

     (b) As used herein, attorneys' fees shall be deemed to mean the full and actual costs of any legal services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys performing such services.

     11.     Choice  of  Law;  Venue.  This  Settlement  and  the  rights of the
             -----------------------
parties hereunder shall be governed by and construed in accordance with the laws of the State of New York including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

     12.     Terms  &  Conditions.     The Parties agree and stipulate that each
             --------------------
and every term and condition contained in this Settlement is material, and that each and every term and condition may be reasonably accomplished within the time limitations, and in the manner set forth in this Settlement.

     13.     Time  is of the Essence.  The Parties agree and stipulate that time
             ------------------------
is of the essence with respect to compliance with each and every item set forth in this Settlement.

     14.     Entire  Agreement.  This  Settlement,  along  with  the  exhibits
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attached  hereto,  sets  forth  the  entire  agreement  and understanding of the
Parties hereto and supersedes any and all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Settlement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

     15.     Counterparts.  This  Settlement  may  be  executed  in  one or more
             ------------
counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the Parties hereto, agreeing to be bound hereby, execute this Settlement upon the date first set forth above.


"STARTRONIX"                                       "LIEBENTHAL"


StarTronix  International,  Inc.,               /s/ Shalom Liebental
a Delaware corporation                         _________________________________
                                                 Shalom  Liebenthal
/s/ Greg Gilber
_________________________________
By:     Greg  Gilbert
Its:     President